Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. ANNOUNCES US$65 MILLION OFFERING OF NOTES

NEW YORK, NY (May 10, 2010) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced that it intends to offer, in a private placement, US$65 million aggregate principal amount of senior unsecured notes due 2016 (the “Notes”).  MDC Partners intends to use the net proceeds of this offering to repay in full the outstanding balance under its senior secured credit facility maturing on October 23, 2014 and for general corporate purposes, including acquisitions.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act.  The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.   MDC Partners has agreed, to the extent the Notes do not become freely transferable without restriction under the Securities Act following the one-year anniversary of their issuance, to file a Registration Statement with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About MDC Partners Inc.

MDC Partners is a progressive Marketing and Communications Network, championing the most innovative entrepreneurial talent. MDC Partners provides strategic solutions and services to multinational clients in North America, Europe and Latin America. MDC’s philosophy emphasizes the utilization of Strategy and High Value Creativity to drive growth and measurable impact for its clients. “MDC Partners is The Place Where Great Talent Lives.” MDC’s Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. MDC’s representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about MDC’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and MDC undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to the following:

•	risks associated with severe effects of national and regional economic downturn;
•	MDC’s ability to attract new clients and retain existing clients;
•	the financial success of MDC’s clients;
•	MDC’s ability to retain and attract key employees;
•
MDC’s ability to remain in compliance with its debt agreements and MDC’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” options rights and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand MDC’s business capabilities; and
•	foreign currency fluctuations.

MDC’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  MDC intends to finance these acquisitions by using available cash from operations, from borrowings under a senior secured revolving credit facility entered into on October 23, 2009 and through incurrence of bridge or other debt financing, either of which may increase MDC’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time MDC may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by MDC.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of MDC’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in MDC’s other SEC filings.